Exhibit 99.1


PRESS RELEASE
-------------

Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY 11747
(631) 694-6900 (Phone)
(631) 622-6790 (Facsimile)
Contact: Scott Rechler, CEO
         Michael Maturo, CFO

-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

         Reckson Announces Fourth Quarter and Full Year 2005 Results
         -----------------------------------------------------------

         Operating Performance and Investment Activity Remain Strong

(MELVILLE, NEW YORK, March 1, 2006) - Reckson Associates Realty Corp. (NYSE:
RA) today reported diluted funds from operations (FFO) of $27.4 million, or $0.32 per share for the fourth quarter of 2005 including a $23.4 million, or $0.28 per share charge recognized in connection with Reckson's long-term incentive compensation plan. When adjusted for this charge the Company reported diluted FFO of $50.8 million, or $0.60 per share for the fourth quarter of 2005. This compares to diluted FFO of $35.3 million, or $0.44 per share for the fourth quarter of 2004 including a $9.1 million, or $0.11 per share accounting charge recognized in connection with the redemption of Reckson's preferred stock. When adjusted for this accounting charge the Company reported diluted FFO of $44.4 million, or $0.55 per share for the fourth quarter of 2004.

The Company also reported diluted FFO of $175.2 million, or $2.06 per share for the year ended December 31, 2005 including a $23.4 million, or $0.28 per share charge recognized in connection with Reckson's long-term incentive compensation plan. When adjusted for this charge the Company reported diluted FFO of $198.6 million, or $2.34 per share for the year ended December 31, 2005. This compares to diluted FFO of $145.6 million, or $1.99 per share for the year ended December 31, 2004 including a $15.8 million, or $0.21 per share accounting charge recognized in connection with the redemption of Reckson's preferred stock. When adjusted for this accounting charge the Company reported diluted FFO of $161.4 million, or $2.20 per share for the year ended December 31, 2004.

Reckson reported net income allocable to common shareholders of $49.0 million, or diluted earnings per share (EPS) of $0.59 for the fourth quarter of 2005 including $54.1 million related to gains on sales of real estate and a $22.8 million charge for the aforementioned compensation plan, as compared to $4.5 million, or diluted EPS of $0.06 for the fourth quarter of 2004 including $0.7 million related to gains on sales of real estate and the aforementioned $9.1 million redemption charges.

The Company also reported net income allocable to common shareholders of $197.6 million, or diluted EPS of $2.40 for the year ended December 31, 2005 including $150.5 million related to gains on sales of real estate and a $22.7 million charge for the aforementioned compensation plan, as compared to $42.4 million, or diluted EPS of $0.61 for the year ended December 31, 2004 including $11.8 million related to gains on sales of real estate and the aforementioned $15.8 million redemption charges.

Fourth Quarter Highlights Include:

     o Reported FFO growth of 9% per share before non-recurring charges
     o Completed record leasing activity totaling 916,518 square feet including a renewal rate of 79%
     o Reported overall same property office occupancy of 94.6%
     o Increased office same property NOI by 4.2% (on a straight-line rent basis)
     o Increased consolidated office rent performance on renewal and replacement space 15.4% (on a straight-line rent basis)
     o Completed approximately $569 million of investments and approximately $470 million of dispositions in the quarter - capping off a year in which the Company completed approximately $1.3 billion of investments and approximately $900 million of joint ventures and non-core asset dispositions

Commenting on the Company's performance, Scott Rechler, Reckson's President and Chief Executive Officer, stated, "2005 was an exceptional year for Reckson, not only for what we accomplished but also for how we positioned the Company for future growth. We continued to generate sector leading portfolio performance, record investment activity and execute on our value creation activities. In addition, during 2005, we executed a series of strategic initiatives that we believe will position Reckson for continued outperformance. We enhanced our capital recycling capabilities by becoming the first U.S. REIT to independently launch an Australian LPT, we `match funded' almost $2 billion of transactions that will enhance the internal growth prospects and quality profile of our core portfolio, and we accelerated the execution of our value creation pipeline that will provide us with almost 2 million square feet of prime inventory to lease in this strong market environment."

A reconciliation of net income allocable to common shareholders to FFO is in the financial statements accompanying this press release. Net income allocable to common shareholders is the GAAP measure the Company believes to be the most directly comparable to FFO.

Summary Portfolio Performance
-----------------------------

The Company reported overall same property office occupancy at December 31, 2005 of 94.6%, as compared to 94.2% at September 30, 2005. The Company reported overall same property portfolio occupancy of 93.7% at December 31, 2005, as compared to 93.1% at September 30, 2005.

The Company also reported overall office occupancy at December 31, 2005 of 92.3%, as compared to 94.1% at September 30, 2005. The Company reported overall portfolio occupancy of 91.5% at December 31, 2005, as compared to 93.0% at September 30, 2005. Overall office and portfolio occupancy at December 31, 2005 includes the 1.6 million square foot, Westchester office portfolio the Company acquired on December 29, 2005 which was approximately 70% occupied.

Office same property net operating income (property operating revenues less property operating expenses) (NOI), on a pro rata ownership basis, before termination fees, for the fourth quarter of 2005 increased 4.2% (on a straight-line rent basis) and 2.3% (on a cash basis) compared to the fourth quarter of 2004. Portfolio same property NOI, on a pro rata ownership basis, before termination fees, for the fourth quarter of 2005 increased 3.7% (on a straight-line rent basis) and 2.2% (on a cash basis) compared to the fourth quarter of 2004.

Office same property NOI, on a pro rata ownership basis, before termination fees, for the year ended December 31, 2005 increased 6.7% (on a straight-line rent basis) and 3.7% (on a cash basis) compared to the year ended December 31, 2004. Portfolio same property NOI, on a pro rata ownership basis, before termination fees, for the year ended December 31, 2005 increased 6.3% (on a straight-line rent basis) and 3.5% (on a cash basis) compared to the year end December 31, 2004.

Other Highlights
----------------

Leasing Activity
----------------

- Executed 61 lease transactions encompassing 916,518 square feet during the fourth quarter of 2005

- Office leasing transactions executed during the fourth quarter of 2005 included a 79% renewal rate

- Rent performance on renewal and replacement space, on a consolidated basis, during the fourth quarter of 2005 increased 15.4% (on a straight-line rent basis) and 4.0% (on a cash basis) in the office portfolio. Excluding the 175,737 square foot Verizon renewal, rent performance on renewal and replacement space, on a consolidated basis, during the fourth quarter of 2005 increased 18.4% (on a straight-line rent basis) and 6.3% (on a cash basis) in the office portfolio.

- Signed a long-term lease with Citibank to occupy approximately 203,000 square feet of the Company's newly completed ground-up development project at 68 South Service Road, in Melville, Long Island, bringing the building to approximately two-thirds occupancy significantly ahead of forecast. Reckson completed base building construction of 68 South Service Road, an approximate

    300,000 square foot Class A office building, ahead of schedule during the fourth quarter of 2005. Reckson anticipates a total investment at 68 South Service Road of approximately $64 million and a stabilized net operating income (NOI) yield of approximately 10%. The building is situated adjacent to 58 South Service Road which was developed by the Company in 2001 and is 95% occupied. 68 South Service Road completes the three building, 707,000 square foot, Reckson Executive Office Park.

Strategic Initiatives
---------------------

- Closed tranche II of the Australian listed property trust transaction with Reckson New York Property Trust (the Trust) (ASX: RNYCA), a Reckson-sponsored Australian listed property trust. In the tranche II closing, Reckson sold three suburban core plus office properties containing 760,986 square feet for approximately $84.6 million, including the assignment of approximately $20.1 million of mortgage debt. The tranche II closing is part of a broader transaction in which Reckson has agreed to sell a 75% interest in 25 suburban core plus office properties located in the New York Tri-State area for a total sales price of $563 million. Reckson will retain a 25% indirect interest in the joint venture that will own these properties. In September 2005, Reckson closed on tranche I of the transaction when the Company sold 17 core plus office properties for approximately $367 million. The final tranche of the transaction is scheduled to be completed in October 2006 when the Company will sell the remaining five properties to the joint venture. Subsequent to the closing of tranche II, approximately $25.1 million of the proceeds are being held by a qualified intermediary in anticipation of the acquisition of a replacement property, thereby allowing Reckson to defer the gain on some of the property sales under Section 1031 of the Internal Revenue Code.


Acquisition Activity
--------------------

- Acquired a 1.6 million square foot office portfolio, consisting of 14 buildings, concentrated within five business parks, located in Westchester County, for approximately $255 million, or $163 per square foot, representing a discount to replacement cost in excess of 35%. The portfolio is approximately 70% occupied, compared to an approximate 91% occupancy rate for the balance of Reckson's Westchester office portfolio. This acquisition reflects Reckson's focus on acquiring properties that offer the opportunity to apply the Company's expertise to create value. Reckson is uniquely equipped to increase the portfolio's value by effectively addressing its vacancies, increasing rents, leveraging the Company's scale to generate significant operating expense efficiencies and to capitalize on the value-added nature of the transaction based on its mix of properties in need of redevelopment and repositioning. Reckson anticipates that these operating initiatives will increase the portfolio's initial GAAP net operating income (NOI) yield of approximately 5% to approximately 9% upon stabilization.

    Shortly after closing, Reckson executed a contract to sell one of the properties in this portfolio, 3 Gannett Drive, White Plains, a 161,000 square foot building, for approximately $35.3 million, or $219 per square foot. Giving effect to this sale, the purchase price on this office portfolio is approximately $220 million, or $156 per square foot. It is anticipated the closing will take place during the first quarter of 2006.

Disposition Activity
--------------------

- Entered into a contract to sell One Orlando Center, a 355,000 square foot office building, located at 800 North Magnolia Avenue, Orlando, Florida, for $70 million, or approximately $197 per square foot, representing a cap rate of approximately 5.3%. This non-strategic operating asset is located outside of Reckson's core New York Tri-State area markets. Reckson estimates the Company will report a GAAP gain of approximately $9.8 million on the sale. It is anticipated the closing will take place during the first quarter of 2006.

Previously Announced Activity Completed During Fourth Quarter
-------------------------------------------------------------

- Completed the recapitalization of One Court Square, a 1.4 million square foot, 50- story, Class A trophy office tower located in Long Island City, with the sale of a 70% joint venture interest in the property to a group of institutional investors led by JPMorgan Investment Management, for approximately $329.7 million, including the assignment of $220.5 million of debt. Reckson acquired this office tower in May 2005, for a total investment of $471 million, at a 6.5% initial unleveraged cash flow yield and a 6.8% unleveraged GAAP NOI yield. Based on the promoted structure and the sale of the 70% interest, Reckson anticipates an unleveraged GAAP NOI yield of approximately 8% and a leveraged GAAP return on equity of approximately 13%.

- Completed the disposition of 100 Wall Street, a 462,200 square foot office building located in New York City, for approximately $134 million, or $290 per square foot. 100 Wall Street, an operating asset held outside Reckson's core midtown Manhattan holdings, has substantial near-term rollover with approximately 85,000 square feet, net of space already committed, expiring over the next 12 months. Reckson provided the purchaser with a mezzanine loan in the amount of $30.0 million that bears interest at 15% per annum, has a term of two years and an approximate 85% loan-to-cost. Reckson has recognized a GAAP gain of approximately $46.1 million on the sale. In conjunction with this transaction, Reckson obtained a release of the existing mortgage on 100 Wall Street and provided two of the Company's suburban office properties as replacement collateral.

- Acquired a 1.1 million square foot, Class A trophy office complex consisting of two 15-story office towers located in Uniondale, Long Island, for approximately $240 million. Reckson Plaza, formerly known as EAB Plaza, is the largest and most recognizable office complex on Long Island and is approximately 90% occupied and is leased to high credit quality tenants. Reckson expects to generate an initial GAAP NOI yield of approximately 6.5% and anticipates that its property operating initiatives will result in cumulative annual NOI growth in excess of 5.0%.

- Acquired a 118,000 square foot, four-story, Class A office building, located at 711 Westchester Avenue, White Plains, Westchester, for approximately $24.8 million, or $210 per square foot. Built in 1978, and fully renovated in 1997, the building is a high quality asset situated on 10 acres and offers a superior quality amenity package. The property is well-located off I-287, at the intersection of I- 684 and the Hutchinson River Parkway, along the I-287 Platinum Mile Corridor, in one of the five business parks which are part of the Company's newly acquired 1.6 million square foot office portfolio in Westchester County. The property is currently 94% occupied and after the rollover of leases totaling approximately 50,000 square feet in 2007, Reckson expects to generate a stabilized NOI yield of approximately 8.2%.

- Sold a single story flex-use office building, totaling 35,000 square feet, located at 48 Harbor Park Drive, Port Washington, Long Island, to a user, for approximately $6.4 million, or $182 per square foot. Reckson has recognized a GAAP gain of approximately $2.8 million on the sale.

Earnings Guidance
-----------------

During the Company's quarterly earnings conference call on March 2, 2006 management will discuss earnings guidance for 2006 diluted FFO in the range of $2.45 to $2.53 per share. This guidance does not include contingent and undetermined impact of the special outperformance long-term incentive plan which vests on March 13, 2007 subject to achieving certain performance criteria.

Reconciliation of Earnings Guidance
-----------------------------------

The Company's guidance for diluted FFO is reconciled from GAAP net income below:

                                                        Full-Year 2006
                                                     ---------------------
                                                      Low End     High End
Net income allocable to common shareholders             $2.16      $2.24

Add: Real estate depreciation and amortization           1.43       1.43
Less: Gain on sales of depreciable real estate           1.14       1.14
                                                     ---------    --------
Diluted FFO Per Share                                   $2.45      $2.53
                                                     =========    ========

This guidance is based upon management's current estimates. Actual results may differ materially. This information involves forward-looking statements which are subject to uncertainties noted below in the section titled Forward-Looking Statements.

Non-GAAP Financial Measures
---------------------------

Funds from Operations (FFO)
---------------------------

The Company believes that FFO is a widely recognized and appropriate measure of performance of an equity REIT. The Company presents FFO because it considers it an important supplemental measure of the Company's operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO is defined by NAREIT as net income or loss, excluding gains or losses from sales of depreciable properties plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies and analysts do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of Class A office properties.

Reckson's core growth strategy is focused on the markets surrounding and including New York City. The Company is one of the largest publicly traded owners, managers and developers of Class A office properties in the New York Tri-State area, and wholly owns, has substantial interests in, or has under contract, a total of 102 properties comprised of approximately 20.2 million square feet. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at www.reckson.com.

Conference Call and Webcast
---------------------------

The Company's executive management team, led by President and Chief
Executive Officer Scott Rechler, will host a conference call outlining fourth quarter results on

March 2, 2006 at 11:00 a.m. EST. The conference call may be accessed by dialing (800) 230-1092 (internationally (612) 332-0530). No passcode is required. The live conference call will also be webcast in a listen-only mode on the Company's web site at www.reckson.com, in the Investor Relations section, with an accompanying slide show presentation outlining the Company's fourth quarter results.

A replay of the conference call will be available telephonically from March 2, 2006 at 5:00 p.m. EST through March 10, 2006 at 11:59 p.m. EST. The telephone number for the replay is (800) 475-6701, passcode 816519. A replay of the webcast of the conference call will also be available via the Company's web site.

Financial Statements Attached
-----------------------------

The Supplemental Package and Slide Show Presentation outlining the Company's fourth quarter 2005 results will be available prior to the Company's quarterly conference call on the Company's web site at www.reckson.com in the Investor Relations section, by e-mail to those on the Company's distribution list, as well as by mail or fax, upon request. To be added to the Company's e-mail distribution list or to receive a copy of the quarterly materials by mail or fax, please contact Susan McGuire, Senior Vice President Investor Relations, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747-4883, investorrelations@reckson.com or (631) 622-6746.

Forward-Looking Statements
--------------------------

Certain matters discussed herein, including guidance concerning the Company's future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected. Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; financial condition of our tenants; changes in the supply of and demand for office properties in the New York Tri-State area; changes in interest rate levels; changes in the Company's credit ratings; changes in the Company's cost of and access to capital; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility, real estate taxes, security and insurance costs; repayment of debt owed to the Company by third parties; risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.

                  Reckson Associates Realty Corp. (NYSE: RA)
                          Consolidated Balance Sheets
                     (in thousands, except share amounts)


                                                                                             Year Ended December 31,
                                                                                   --------------------------------------
                                                                                            2005               2004
                                                                                   -----------------    -----------------

Assets:

Commercial real estate properties, at cost:
 Land                                                                              $          430,064     $      353,408
 Buildings and improvements                                                                 2,823,020          2,273,419
Developments in progress:
 Land                                                                                         123,761             90,976
 Development costs                                                                             99,570             42,169
Furniture, fixtures, and equipment                                                             12,738             11,609
                                                                                   -------------------  ----------------
                                                                                            3,489,153          2,771,581
Less: accumulated depreciation                                                               (532,512)         (434,112)
Investment in real estate, net of accumulated depreciation                         -------------------  ----------------
                                                                                            2,956,641          2,337,469

Properties and related assets held for sale, net of accumulated depreciation                  195,056            405,353
Investments in real estate joint ventures                                                      61,526              6,657
Investments in notes receivable                                                               174,612             85,855
Investments in affiliate loans and joint ventures                                              59,324             60,951
Cash and cash equivalents                                                                      17,468             25,137
Tenant receivables                                                                             20,196              9,427
Deferred rents receivable                                                                     138,990            108,791
Prepaid expenses and other assets                                                             108,798             59,125
Contract and land deposits and pre-acquisition costs                                              184                121
Deferred leasing and loan costs (net of accumulated amortization)                              78,411             68,722
                                                                                   -------------------  ----------------

     Total Assets                                                                        $  3,811,206     $    3,167,608
                                                                                   -------------------  ----------------

Liabilities:

Mortgage notes payable                                                                   $    541,382     $      576,719
Unsecured credit facility                                                                     419,000            235,500
Senior unsecured notes                                                                        980,085            697,974
Mortgage notes payable and other liabilities associated with properties held for sale          83,748             35,638
Accrued expenses and other liabilities                                                        120,994             72,059
Deferred revenues and tenant security deposits                                                 76,727             47,535
Dividends and distributions payable                                                            36,398             35,924
                                                                                   -------------------  ----------------
     Total Liabilities                                                                      2,258,334          1,701,349
                                                                                   -------------------  ----------------

Minority partners' interests in consolidated partnerships                                    217,705            211,178
Preferred unit interest in the operating partnership                                           1,200              1,200
Limited partners' minority interest in the operating partnership                              33,498             53,231
                                                                                   -------------------  ----------------
                                                                                             252,403            265,609
                                                                                   -------------------  ----------------

Commitments and contingencies                                                                    -                  -

Stockholders' Equity:
Preferred Stock, $.01 par value, 25,000,000 shares authorized                                    -                  -
Common Stock, $.01 par value, 200,000,000 shares authorized
82,995,931 and 80,618,339 shares issued and outstanding, respectively                           830                  806
Accumulated other comprehensive income                                                         1,819               1,789
Treasury Stock, 3,318,600 shares                                                             (68,492)            (68,492)
Retained earnings                                                                             56,868                   -
Additional paid in capital                                                                 1,309,444           1,266,547
                                                                                   -------------------  ----------------
     Total Stockholders' Equity                                                            1,300,469           1,200,650
                                                                                   -------------------  ----------------
     Total Liabilities and Stockholders' Equity                                          $ 3,811,206      $    3,167,608
                                                                                   -------------------  ----------------

Total debt to market capitalization (a):                                                       40.1%              33.8%
                                                                                   -------------------  ----------------
     ----------
     (a) Total debt includes the Company's pro rata share of consolidated and unconsolidated joint venture debt.




                                           Reckson Associates Realty Corp. (NYSE: RA)
                                                Consolidated Statements of Income
                                              (in thousands, except share amounts)


                                                                                Three Months Ended              Year Ended
                                                                                     December 31,              December 31,
                                                                               ----------------------    --------------------------
                                                                                2005             2004      2005              2004
                                                                               ----------------------    --------------------------

Property Operating Revenues:
  Base rents                                                                    $  114,883  $ 108,348    $  468,034    $   422,012
  Tenant escalations and reimbursements                                             21,957     18,339        78,114         71,369
                                                                               ----------------------    --------------------------
     Total property operating revenues                                             136,840    126,687       546,148        493,381
                                                                               ----------------------    --------------------------

Property Operating Expenses:
  Operating expenses                                                                34,486     29,619       131,289         118,278
  Real estate taxes                                                                 22,259     21,785        87,752          80,855
                                                                               ----------------------    --------------------------
     Total property operating expenses                                              56,745     51,404       219,041         199,133
                                                                               ----------------------    --------------------------

Net Operating Income                                                                80,095     75,283       327,107         294,248
                                                                               ----------------------    --------------------------

Gross Margin percentage                                                              58.5%      59.4%        59.9%            59.6%
                                                                               ----------------------    --------------------------

Investment income and other                                                         16,137      3,034       119,406          19,646
                                                                               ----------------------    --------------------------

Other Expenses
  Interest
   Expense                                                                          28,084     23,449       110,891          95,920
   Amortization of deferred financing costs                                          1,086        965         4,166           3,721
  Depreciation and amortization                                                     32,152     30,202       126,662         111,765
  Marketing, general and administrative                                              8,066      8,597        32,438          29,967
  Long term incentive compensation expense                                          23,534          -        23,534             -
                                                                               ----------------------   ---------------------------
     Total other expenses                                                           92,922     63,213       297,691         241,373
                                                                               ----------------------   ---------------------------

Income before minority interests, preferred dividends and distributions              3,310     15,104       148,822          72,521
  and discontinued operations

Minority partners' interests in consolidated partnerships                           (4,381)    (3,769)      (15,749)       (18,507)
Distributions to preferred unit holders                                                -          -            -              (541)
Limited partners' minority interest in the operating partnership                       351        (84)       (4,264)        (1,314)
                                                                                ----------------------   --------------------------
Income (loss) before discontinued operations and preferred dividends                  (720)    11,251       128,809          52,159
Discontinued operations (net of minority interests)
     Gains on sales of real estate                                                  47,669        706        61,459          11,776
     Income from discontinued operations                                             2,015      2,038         7,373           6,493
                                                                                ----------------------   --------------------------
Net income                                                                          48,964     13,995       197,641          70,428
Redemption charges on series a preferred stock                                         -       (9,095)         -           (15,812)
Dividends to preferred shareholders                                                    -         (367)         -           (12,236)
                                                                                ----------------------   --------------------------
Net income allocable to common shareholders                                     $   48,964   $  4,533    $  197,641      $   42,380
                                                                                ======================   ==========================
Basic net income per weighted average common share:
  Common stock - income (loss) from continuing operations                           ($0.09)     $0.02         $0.49           $0.35
  Gains on sales of real estate                                                       0.08        -            1.08             -
  Discontinued operations                                                             0.60       0.04          0.84            0.27
                                                                                ----------------------   --------------------------
  Basic net income per common share                                                 $ 0.59      $0.06         $2.41           $0.62
                                                                                ======================   ==========================

Basic weighted average common shares outstanding                                82,777,000 76,887,000    82,082,000      68,871,000
                                                                                ======================   ==========================

Diluted net income per weighted average common share                                 $0.59      $0.06         $2.40           $0.61
                                                                                ======================   ==========================
Diluted weighted average common shares outstanding                              83,198,000 77,281,000    82,515,000      69,235,000
                                                                                ======================   ==========================



                                           Reckson Associates Realty Corp. (NYSE: RA)
                                                Consolidated Statements of Income
                                              (in thousands, except share amounts)

                                                                                Three Months Ended              Year Ended
                                                                                     December 31,              December 31,
                                                                               ----------------------    --------------------------
                                                                                2005             2004      2005              2004
                                                                               ----------------------    --------------------------

Net income allocable to common shareholders                                     $  48,964   $  4,533     $  197,641    $     42,380
  Add:   Real estate depreciation and amortization                                 31,258     29,707        121,649         107,945
         Minority partners' interests in consolidated partnerships                  7,519      6,627         27,763          30,427
         Limited partners' minority interest in the operating partnership           1,254        221          5,451           2,303

  Less:  Amounts distributable to minority partners in consolidated                 6,240      5,758         23,044          26,743
         partnerships
         Gains on sales of depreciable real estate                                 55,355        -          154,216          11,322
                                                                               ----------------------   ---------------------------
Basic Funds From Operations ("FFO")                                                27,400     35,330        175,244         144,990

  Add: Dividends and distributions on dilutive shares and units                       -          -             -                590
                                                                               ----------------------   ---------------------------
Diluted FFO                                                                     $  27,400   $ 35,330    $   175,244    $    145,580
                                                                                ======================  ===========================
Diluted FFO calculations:
       Weighted average common shares outstanding                                  82,777     76,887         82,082          68,871
       Weighted average units of limited partnership interest outstanding           2,075      3,583          2,484           3,559
                                                                               ----------------------- ----------------------------
       Basic weighted average common shares and units outstanding                  84,852     80,470         84,566          72,430

       Adjustments for dilutive FFO weighted average shares and units outstanding:

       Common stock equivalents                                                       421        394            433             364
       Series B preferred stock                                                        -          -              -               28
       Limited partners' preferred interest                                            41         41             41             341
                                                                                --------------------  -----------------------------
Total diluted weighted average shares and units outstanding                        85,314     80,905         85,040          73,163
                                                                                ====================  =============================

Diluted FFO per weighted average share or unit                                  $    0.32   $   0.44  $        2.06     $      1.99
Diluted weighted average dividends per share                                    $    0.42   $   0.42  $        1.70            1.70
Diluted FFO payout ratio                                                            132.3%      97.3%         82.5%           85.4%

FFO Data excluding non recurring and other charges:

  Diluted FFO per weighted average share or unit                                $    0.60       0.55  $       2.34            2.20
  Diluted weighted average dividends per share                                  $    0.42       0.42  $       1.70            1.70
  Diluted FFO payout ratio                                                          71.4%       77.4%        72.8%           77.2%
===================================================================================================================================



                                           Reckson Associates Realty Corp. (NYSE: RA)
                                                Consolidated Statements of Income
                                              (in thousands, except share amounts)

                                                                                Three Months Ended              Year Ended
                                                                                     December 31,              December 31,
                                                                               ----------------------    --------------------------
                                                                                2005             2004      2005              2004
                                                                               ----------------------    --------------------------
Basic Funds From Operations                                                    $  27,400   $ 35,330      $  175,244    $    144,990
Adjustments for basic cash available for distribution:
  Less: Straight line rents and other FAS 141 non-cash rent adjustments            7,833      6,503          37,771          24,944
        Committed non-incremental capitalized tenant improvements and
        leasing costs                                                             12,438     10,017          38,132          35,378
        Actual non-incremental capitalized improvements                            2,975      3,188          10,448           9,172

  Add:  Non recurring and other charges                                           23,534      9,095          23,534          15,812
                                                                               ---------------------     --------------------------
Basic Cash Available for Distribution ("CAD")                                     27,688     24,717         112,427          91,308

  Add:  Dividends and distributions on dilutive shares and units                     -         -               -                -
                                                                               ---------------------     --------------------------
Diluted CAD                                                                    $  27,688   $ 24,717      $   112,427   $     91,308
                                                                               =====================     ==========================
Diluted CAD calculations:
        Weighted average common shares outstanding                                82,777     76,887          82,082          68,871
        Weighted average units of limited partnership interest outstanding         2,075      3,583           2,484           3,559

                                                                               ---------------------    ---------------------------
        Basic weighted average common shares and units outstanding                84,852     80,470          84,566          72,430

        Adjustments for dilutive CAD weighted average shares and units outstanding:

          Common stock equivalents                                                   421        394             433             364
          Limited partners' preferred interest                                        41         41              41               -
                                                                               ----------------------   ---------------------------
Total diluted weighted average shares and units outstanding                       85,314     80,905          85,040          72,794
                                                                               ======================   ===========================

Diluted CAD per weighted average share or unit                                 $    0.32    $  0.31     $      1.32      $     1.25
Diluted weighted average dividends per share                                   $    0.42    $  0.42     $      1.70      $     1.70
Diluted CAD payout ratio                                                           130.9%    139.1%          128.5%          135.5%

====================================================================================================================================
